                                            CALCULATION OF REGISTRATION FEE

                                                          Maximum Aggregate               Amount of Registration
Title of Each Class of Securities Offered                  Offering Price                           Fee(1)
----------------------------------------------          ----------------------          ----------------------------
Performance Leveraged Upside Securities                      $18,500,000                          $1,979.50
(PLUS(SM))

(1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No.
333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The $1,979.50 fee with respect to the $18,500,000 PLUS sold pursuant to this registration statement is offset against those filing fees, and
$1,412,913.14 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2005                                                          Pricing Supplement No. 52 to
PROSPECTUS SUPPLEMENT                                                             Registration Statement No. 333-131266
Dated January 25, 2005                                                                               Dated May 23, 2006
                                                                                                         Rule 424(b)(2)
                                                       $18,500,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                     --------------
                                               PLUS due November 20, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                    Based on the Performance of a Basket Composed of
                                     the AMEX China Index(SM) and Metals Commodities
                                Performance Leveraged Upside Securities(SM) ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the performance, as determined at maturity, of a weighted basket composed of the AMEX China Index(SM) and physical metals commodities (aluminum, copper and zinc), each of which we refer to as a basket component.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, you will receive an amount per PLUS based on the performance of the basket as measured by the basket performance factor.

     o    If the basket performance factor is greater than 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 plus the leveraged upside payment. The leveraged upside payment will equal the product of (i) $10, (ii) the basket performance factor and (iii) 155%, which we refer to as the leverage factor.

     o    If the basket performance factor is less than or equal to 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to the product of (i) $10 and (ii) 1 plus the basket performance factor, which will be an amount that is less than or equal to the $10 principal amount of PLUS that you hold, and which could be significantly less than $10.

o    The basket performance factor will equal the sum of (i) the AMEX China Index performance value, (ii) the aluminum performance value, (iii) the copper performance value and (iv) the zinc performance value, each as measured over 23 applicable trading days for such component beginning October 17, 2007 and ending on and including November 16,
     2007, which we refer to as the averaging period.

     o    The performance value for each basket component will equal (i) the percentage change in the basket component's final average value from such basket component's initial value, whether positive or negative, times (ii) the basket weighting for such basket component, as set forth in this pricing supplement.

          >    The initial value for each basket component will equal (x) in the case of the AMEX China Index, the closing value of the AMEX China Index and (y) in the case of aluminum, copper and zinc, each of which we refer to as a basket commodity, the per unit closing cash bid price of such basket commodity (as described in this pricing supplement and displayed on the relevant Reuters page) on May 23, 2006, the day we priced the PLUS for initial sale to the public.

          >    The final average value for each basket component will equal (i) in the case of the AMEX China Index, the arithmetic average of the daily closing values of the AMEX China Index over the averaging period and (ii)
               in the case of each basket commodity, the arithmetic average of the daily per unit closing cash bid prices (as described in this pricing supplement and displayed on the relevant Reuters page) of such basket commodities over the averaging period, as calculated on the final averaging date.

o    Investing in the PLUS is not equivalent to investing in the basket or its components.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61748U508.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

The  Securities  and  Exchange  Commission  and state  securities  regulators  have not approved or  disapproved  these securities,  or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                        Price to          Agent's
                                                         Public         Commissions(1)        Proceeds to Company
                                                      -----------       --------------        --------------------
Per PLUS.............................................    $10.00            $0.1625                  $9.8375
Total................................................ $18,500,000          $300,625               $18,199,375

(1) For additional  information see "Supplemental  Information  Concerning Plan of Distribution" in this pricing supplement.

                                                 MORGAN STANLEY
========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican
National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the performance, as determined at maturity, of a weighted basket composed of the AMEX China Index(SM) and physical metals commodities (aluminum, copper and zinc), each of which we refer to as a basket component.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

     "AMEX China Index (CZH)" is a service mark of the American Stock Exchange LLC and has been licensed for use by
Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10                We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                   November 20, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                   Based on the Performance of a Basket Composed of the AMEX China Index and Metals
                                   Commodities, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                   The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                   The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the
                                   PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest             any return of principal at maturity. If the basket performance factor is less than
                                   0%, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. The basket performance factor is the sum of the performance values of each of the basket components, which may be positive or negative, as measured over 23 applicable trading days for such component beginning October 17, 2007 to and including November 16, 2007, which we refer to as the averaging period. See
                                   "Description of PLUS--Determination Dates." The scheduled final averaging date may be postponed in the event of a market disruption event as described in "Description of
                                   PLUS--Averaging Dates and Determination of Closing Values."

The basket                         We have designed the PLUS to provide investors with exposure to the AMEX China Index and to a group of metals commodities which, we believe, are highly correlated to the
                                   Chinese economy because China is a large importer of such commodities. The following table sets forth the basket components, the initial value of the AMEX China Index and the per unit closing cash bid prices (as described below) for each of aluminum, copper and zinc, each of which we refer to as a basket commodity, the Reuters Page for each basket commodity and the percentage weighting of each basket component within the basket:

                                                          PS-3
========================================================================================================================

                                                                                                      Percentage
                                                                                        Reuters         Weight
                                 Basket Component                      Initial Value      Page     of Basket Value
             -------------------------------------------------------   -------------   ---------   ---------------
             AMEX China Index ("AMEX China Index")                         122.08          N/A         50.000%
             High-Grade Primary Aluminum ("aluminum")                     2,765.00        MTLE         16.667%
             Copper-Grade A ("copper")                                    7,980.00        MTLE         16.667%
             Special High-Grade Zinc ("zinc")                             3,452.50        MTLE         16.667%

Payment at maturity based          At maturity, you will receive for each $10 principal amount of PLUS that you hold an
on the performance of the          amount in cash based upon the performance of the weighted basket, as measured by the
basket                             basket performance factor. The basket performance factor will equal the sum of the basket components' performance values, whether positive or negative. The payment at maturity will be determined on the final determination date as follows:

                                   o    If the basket performance factor is greater than 0%, you will receive for each
                                        $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                            $10   +   the leveraged upside payment,

                                        where,

                                            leveraged upside payment  =  ($10 x basket performance factor x leverage factor)

                                        and

                                        basket performance factor = the sum of (i) the AMEX China Index performance value, (ii) the aluminum performance value, (iii) the copper performance value and (iv) the zinc performance value,

                                        and

                                        leverage factor = 155%

                                        and where

                                                                                                            Basket
                                            Basket Component Performance Value                            Weighting
                          ------------------------------------------------------------------------      ---------------

AMEX China Index           final average AMEX China Index value - initial AMEX China Index value
performance value      =   ---------------------------------------------------------------------   x        .50000
                                              initial AMEX China Index value

aluminum                           final average aluminum value - initial aluminum value
performance value      =           -----------------------------------------------------           x        .16667
                                                  initial aluminum value

copper performance                   final average copper value - initial copper value
                       =             -------------------------------------------------             x        .16667
value                                              initial copper value

zinc performance                       final average zinc value - initial zinc value
                       =               ---------------------------------------------               x        .16667
value                                               initial zinc value

                                                          PS-4
========================================================================================================================

                                   The performance value for each basket component will equal the percentage change, whether positive or negative, in the final average value for such basket component over its respective initial value times the basket weighting for such basket component.

                                   The initial value for each basket component was determined on May 23, 2006, the day we priced the PLUS for initial sale to the public. The final average values for the basket components will be measured during the averaging period on each of 23 scheduled New York or London trading days, as applicable, and determined on the final averaging date and will equal:

                                        (i)  in the case of the AMEX China Index, the arithmetic average of the closing values of the AMEX China Index on each New York trading day during the averaging period on which no applicable market disruption event occurs; and

                                        (ii) in the case of aluminum, copper and zinc, the arithmetic average of the per unit closing cash bid prices, respectively, as displayed on the relevant
                                             Reuters page on each London trading day during the averaging period on which no applicable market disruption event occurs.

                                   Because the performance of the basket components may not be highly correlated, negative or insufficient performance values by any one or more of the basket components could wholly offset positive performance values by other basket components.

                                        o    If the basket performance factor is less than or equal to 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                                 $10  x  one plus the basket performance factor

                                             Because the basket performance factor will be less than or equal to 0%, this payment will be less than or equal to $10.

                                   On PS-7, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                   Maturity," which illustrates the performance of the PLUS at maturity assuming a range of hypothetical basket performance factors. The graph does not show every situation that may occur.

                                   You can review a table of the historical values and related graphs of (i) the AMEX
                                   China Index for each calendar quarter in the period from March 21, 2003 through May
                                   23, 2006 and (ii) each of the Basket Commodities for each calendar quarter in the period from January 1, 2001 through May 23, 2006, and a graph of the historical performance of the basket for the period from March 21, 2003 through May 23, 2006
                                   (assuming that each of the basket components is weighted in the basket as described above) in this pricing supplement under "Description of PLUS--Historical Information"
                                   and "--Historical Graph." You cannot predict the future performance of the basket components based on their historical performance.

                                   Investing in the PLUS is not equivalent to investing in the basket or any of its components.

Postponement of maturity           If the final averaging date with respect to any basket component is postponed due to
date                               a market disruption event, the maturity date will be postponed until the second scheduled trading day following the final averaging date as postponed.

                                                          PS-5
========================================================================================================================

AMEX China Index                   The AMEX China Index is a stock index calculated, published and disseminated by the
                                   American Stock Exchange LLC, or AMEX, and is comprised of selected publicly traded stocks and American Depositary Receipts ("ADRs") of companies with significant exposure to the Chinese economy. The ADRs, which are quoted and traded in U.S.
                                   dollars, may trade differently than the stocks underlying the ADRs, which are quoted and traded in foreign currencies. Accordingly, investors in the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the underlying securities trade. For further information regarding the AMEX China Index and currency exchange rate risk, see "Risk Factors--The PLUS are subject to currency exchange risk" and "Description of PLUS--The AMEX China Index."

MS & Co. will be the               We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent                  which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank,
                                   N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each determination date, the final average basket value, the percentage change in the basket and the payment to you at maturity, whether a market disruption event has occurred and, under certain circumstances, will calculate the closing values of the basket components.

Where you can find more            The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS            You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and prospectus dated
                                   January 25, 2006. We describe the basic features of this type of note in the section of the prospectus supplement called "Description of Notes" and in the section of the prospectus called "Description of Securities."

                                   Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called
                                   "Risk Factors." The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of PLUS--United States
                                   Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the
                                   PLUS.

How to reach us                    You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical percentage changes in the basket performance factor. The PLUS Zone illustrates the leveraging effect of the leverage factor. The graph is based on the following terms:

     o    Issue Price per PLUS: $10.00

     o    Leverage Factor: 155%

     Where the basket performance factor is greater than 0%, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment. Where the basket performance factor is less than or equal to
0%, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by 1 plus the basket performance factor and are consequently amounts less than the $10 principal amount of each PLUS.

                                                          PS-7
========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest           The terms of the PLUS differ from those of ordinary debt securities in that we will
or guarantee return of             not pay you interest on the PLUS or guarantee to pay you the principal amount of the
principal                          PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the basket performance factor, which is equal to the sum of the performance values of each of the basket components.
                                   If the basket performance factor is greater than 0%, you will receive an amount in cash equal to $10 plus the leveraged upside payment. If the basket performance factor is exactly 0%, you will receive $10. If the basket performance factor is less than
                                   0%, you will receive an amount in cash at maturity that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

The PLUS will not be               The PLUS will not be listed on any securities exchange. Therefore, there may be
listed                             little or no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the PLUS easily.
                                   Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your
                                   PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS           Several factors, many of which are beyond our control, will influence the value of
may be influenced by many          the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors              purchase or sell the PLUS in the secondary market, including:

                                        o    the value and/or the forward price of each of the basket components at any time and, in particular, during the averaging period

                                        o    the volatility (frequency and magnitude of changes in value) of each of the basket components

                                        o    trends of supply and demand for each of the basket commodities

                                        o    interest and yield rates in the market

                                        o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or stock and commodities markets generally and which may affect the final values of the basket components

                                        o    the time remaining until the PLUS mature

                                        o    our creditworthiness

                                   Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the issue price if the values of the basket components at the time of sale are at or below their initial values or if market interest rates rise. You

                                                          PS-8
========================================================================================================================

                                   cannot predict the future performance of any of the basket components based on their historical performance. The basket performance factor may be negative so that you will receive at maturity an amount that is less than the $10 principal amount of each
                                   PLUS by an amount proportionate to the decrease in the basket performance factor. In addition, there can be no assurance that the basket performance factor will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

The inclusion of commissions       Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from          any, at which MS & Co. is willing to purchase PLUS in secondary market transactions
hedging in the original issue      will likely be lower than the original issue price, since the original issue price
price is likely to adversely       included, and secondary market prices are likely to exclude, commissions paid with
affect secondary market            respect to the PLUS, as well as the projected profit included in the cost of hedging
prices                             our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Potential risks of investing       The underlying stocks that constitute the AMEX China Index have been issued by
in a security linked to            companies in various Asian countries. Investments in securities indexed to the value
foreign shares                     of such foreign equity securities involve risks associated with the securities market in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and generally foreign companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

                                   The prices of securities in Asia may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country's government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments, like the recession experienced in the recent past by the Japanese economy and certain other Asian economies.

The PLUS are subject to            The AMEX China Index is comprised of selected publicly traded stocks and ADRs. ADRs,
currency exchange risk             which are quoted and traded in U.S. dollars, may trade differently from their underlying common stock, which is quoted and traded in foreign currencies.
                                   Fluctuations in the exchange rate between these foreign currencies and the U.S.
                                   dollar may affect the U.S. dollar equivalent of the foreign currency prices of the common stock underlying these ADRs on their respective stock exchanges and, as a result, may affect the market price of the ADRs underlying the AMEX China Index, which may consequently affect the market value of the PLUS and the supplemental redemption amount, if any, you may receive at maturity of the PLUS.

                                   Of particular importance to potential currency exchange risk are:

                                   o    existing and expected rates of inflation

                                   o    existing and expected interest rate levels

                                   o    the balance of payments

                                   o    the extent of governmental surpluses or deficits in the relevant foreign countries and the United States of America

                                                          PS-9
========================================================================================================================

                                   All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various foreign countries and the United States and other countries important to international trade and finance.

There are risks associated         Because of less developed financial markets and economies, the risk of investments
with investments linked to         linked to foreign securities can be intensified in the case of investments linked to
companies doing business in        issuers domiciled or doing substantial business in emerging market countries. These
emerging markets                   risks include: high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; political and social uncertainties; over-dependence on exports, especially with respect to primary commodities, making these economies vulnerable to changes in commodity prices;
                                   over-burdened infrastructure and obsolete or unseasoned financial systems;
                                   environmental problems; and less reliable custodial services and settlement practices.

Adjustments to the AMEX            The American Stock Exchange LLC, or AMEX, is responsible for calculating and
China Index could adversely        maintaining the AMEX China Index. AMEX can add, delete or substitute the stocks
affect the value of the PLUS       underlying the AMEX China Index or make other methodological changes that could change the value of the AMEX China Index. Any of these actions could adversely affect the value of the PLUS.

                                   AMEX may discontinue or suspend calculation or publication of the AMEX China Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued AMEX China Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices over the averaging period of the stocks underlying the AMEX China Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the AMEX China Index last in effect prior to discontinuance of the AMEX China Index.

Prices for the basket              Prices for the basket commodities are affected by a variety of factors, including
commodities may change             changes in supply and demand relationships, governmental programs and policies,
unpredictably and affect           national and international political and economic events, wars and acts of terror,
the value of the PLUS in           changes in interest and exchange rates, trading activities in commodities and related
unforeseeable ways                 contracts, weather, and agricultural, trade fiscal, monetary and exchange control policies. The price volatility of each basket commodity also affects the value of the futures and forward contracts related to that basket commodity and therefore its price at any such time. These factors may affect the prices for the basket commodities and the value of your PLUS in varying ways and may cause the prices of the basket commodities to move in inconsistent directions and at inconsistent rates.

Commodities prices are             The prices of aluminum, copper and zinc are primarily affected by the global demand
volatile and are affected          for and supply for such metals, but are also influenced significantly from time to
by numerous factors specific       time by speculative actions and by currency exchange rates. Demand for metals is
to each market                     significantly influenced by the level of global industrial economic activity. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There may be substitutes for various metals, including those within the basket, in various applications. Their availability and price will also affect demand for the metals.

                                                         PS-10
========================================================================================================================

                                   High-Grade Primary Aluminum

                                   Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

                                   Copper-Grade A

                                   Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                   Special High-Grade Zinc

                                   The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. The supply of zinc concentrate
                                   (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

Changes in the value of one        Value movements in the basket components may not correlate with each other. At a time
or more of the basket              when the value of one basket component increases, the value of the other basket
components may offset each         components may not increase as much, or may even decline in value. Therefore, in
other                              calculating the basket components' performance values and the basket performance factor on the final averaging date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components. Furthermore, the basket is not equally weighted among the basket components. Significant decreases in the value of a more heavily weighted basket component could moderate or wholly offset increases in the values of the less heavily weighted basket components.

                                   You can review a table of the historical values and related graphs of (i) the AMEX
                                   China Index for each calendar quarter in the period from March 21, 2003 through May
                                   23, 2006 and (ii) each of the Basket Commodities for each calendar quarter in the period from January 1, 2001 through May 23, 2006, and a graph of the historical performance of the basket for the period from March 21, 2003 through May 23, 2006
                                   (assuming that each of the basket components is weighted in the basket as described above) in this pricing supplement under "Description of PLUS--Historical Information"
                                   and "--Historical Graph." You cannot predict the future performance of any of the basket components or of the basket as a whole based on historical performance. In addition, there can be no assurance that the basket performance factor will be greater than 0% so that you will receive at maturity an amount in excess of the principal amount of the PLUS. If the basket performance factor is less than 0%, you will receive at maturity an amount that is less than the amount of your original investment in the PLUS, and which could be significantly less.

                                                         PS-11
========================================================================================================================

Suspension or disruptions of       The commodities markets are subject to temporary distortions or other disruptions due
market trading in the basket       to various factors, including the lack of liquidity in the markets, the participation
commodities and related            of speculators and government regulation and intervention. These circumstances could
futures markets may adversely      adversely affect the prices of the basket commodities and, therefore, the value of
affect the value of the PLUS       the PLUS.

There are risks relating to        The closing cash bid prices of the three basket commodities--copper, aluminum and
trading of commodities on          zinc--were determined by reference to the per unit U.S. dollar cash bid prices of
the London Metal Exchange          contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated
                                   delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.

                                   If such aberrations occur on the averaging dates, the per unit closing bid prices used to determine the final average values of the basket commodities and, consequently, any payment at maturity, could be adversely affected.

The economic interests of the      The economic interests of the calculation agent and other of our affiliates are
calculation agent and other        potentially adverse to your interests as an investor in the PLUS.
of our affiliates are
potentially adverse to your        As calculation agent, MS & Co. will determine the initial value and final average
interests                          value of each basket component, the performance values of each basket component and the basket performance factor and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a market disruption event, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of
                                   PLUS--Market Disruption Event" and "--Discontinuance of the AMEX China Index;
                                   Alteration of Method of Calculation."

                                   The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not       As a holder of the PLUS, you will not have rights that holders of exchange-traded
equivalent to investing in         futures on the basket commodities may have. Furthermore, investing in the PLUS is not
the basket components              equivalent to investing in the AMEX China Index or its component stocks. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the AMEX China Index.

                                                         PS-12
========================================================================================================================

Hedging and trading activity       MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and       out, hedging activities related to the PLUS (and to other instruments linked to the
its affiliates could               AMEX China Index or its component stocks or to the basket commodities), including
potentially affect the value       trading in the stocks and ADRs underlying the AMEX China Index as well as in other
of the PLUS                        instruments related to the AMEX China Index and futures and options contracts on the basket commodities as well as other instruments related to the basket commodities. MS
                                   & Co. and some of our other subsidiaries also trade the stocks and ADRs underlying the AMEX China Index, other financial instruments related to the AMEX China Index, the basket commodities, and other instruments related to the basket commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the initial values of the basket components and, therefore, the values at which the basket components must close during the averaging period before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the values of the basket components during the averaging period and, accordingly, the amount of cash you will receive at maturity.

Although the U.S. federal          Although the U.S. federal income tax consequences of an investment in the PLUS are
income tax consequences of an      uncertain, the PLUS generally should be treated as a single financial contract that
investment in the PLUS are         is an "open transaction" for U.S. federal income tax purposes.
uncertain, the PLUS generally
should be treated as a single      Please read the discussion under "United States Federal Income Taxation" in this
financial contract that is an      pricing supplement concerning the U.S. federal tax consequences of investing in the
"open transaction" for U.S.        PLUS. If the Internal Revenue Service (the "IRS") were successful in asserting an
federal income tax purposes.       alternative characterization for the PLUS, the timing and character of income on the
                                   PLUS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

                                   If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                   Taxation--Non-U.S. Holders."

                                   You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                   federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-13
========================================================================================================================

                                                   DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due November 20, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Performance of a Basket Composed of the AMEX China Index and Metals Commodities.
In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........ $18,500,000

Original Issue Date
  (Settlement Date)............... May 26, 2006

Maturity Date..................... November 20, 2007; provided that if the final Averaging Date with respect to any
                                   Basket Component is postponed due to a Market Disruption Event, the scheduled
                                   Maturity Date will be postponed so that the Maturity Date will be the second scheduled Trading Day following the final Averaging Date as so postponed. See
                                   "--Averaging Dates and Determination of Closing Values" below.

Issue Price....................... $10 per PLUS

Denominations..................... $10 and integral multiples thereof

CUSIP Number...................... 61748U508

Interest Rate..................... None

Specified Currency................ U.S. dollars

Basket Components................. The following table sets forth the Basket Components, the Reuters Page for each
                                   Basket Commodity and the Basket Weighting of each Basket Component in the Basket:

                                                                                                       Percentage
                                                                                        Reuters          Weight
                                 Basket Component                      Initial Value      Page      of Basket Value
             ------------------------------------------------------    -------------    --------    ---------------
             AMEX China Index ("AMEX China Index")                         122.08          N/A         50.000%
             High-Grade Primary Aluminum ("aluminum")                     2,765.00        MTLE         16.667%
             Copper-Grade A ("copper")                                    7,980.00        MTLE         16.667%
             Special High-Grade Zinc ("zinc")                             3,452.50        MTLE         16.667%

Basket Commodity.................. Any of the following Basket Components: Aluminum, Copper and Zinc.

Payment at Maturity............... At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Basket
                                   Performance Factor is greater than 0%, $10 plus the Leveraged Upside Payment or (ii)
                                   if the Basket Performance Factor is less than or equal to 0%, $10 times 1 plus the
                                   Basket Performance Factor.

                                   We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                   Trustee and to The Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                   Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as

                                                         PS-14
========================================================================================================================

                                   holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry
                                   Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment ......... The product of (i) $10 and (ii) the Basket Performance Factor and (iii) the Leverage
                                   Factor.

Leverage Factor .................. 155%

Basket Performance Factor......... The Basket Performance Factor is a percentage that is the sum of the Performance
                                   Values for each of the Basket Components. The Basket Performance Factor is described by the following formula:

                                                    AMEX China Index Performance Value
                                                                    +
                                                        Aluminum Performance Value
                                                                    +
                                                         Copper Performance Value
                                                                    +
                                                          Zinc Performance Value

                                   In certain circumstances, the Basket Performance Factor will be based on an alternate calculations of the Final Average Values for the Basket Components, as described under "--Fallback Reference Dealer Determination" and "--Discontinuance of the AMEX
                                   China Index; Alteration of Method of Calculation."

AMEX China Index
  Performance Value............... The AMEX China Index Performance Value is (i) a fraction, the numerator of which will be the Final Average AMEX China Index Value minus the Initial AMEX China Index Value and the denominator of which will be the Initial AMEX China Index Value, times (ii)
                                   the AMEX China Basket Weighting. The AMEX China Index Performance Value is described by the following formula, and will be determined on the applicable final Averaging
                                   Date:

                                 (Final Average AMEX China Index Value - Initial AMEX China Index Value)  x  .50000
                                 ------------------------------------------------------------------------
                                                    Initial AMEX China Index Value

Initial AMEX China Index Value.... 122.08

Final Average AMEX China
  Index Value..................... The arithmetic average of the AMEX China Closing Values or the closing values for any
                                   Successor Index (as defined under "--Discontinuance of the AMEX China Index;
                                   Alteration of Method of Calculation" below) on each of the Averaging Dates, as calculated by the Calculation Agent on the applicable final Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging
                                   Dates and Determination of Closing Values." In certain circumstances, such closing values will be based on the alternate calculation of the AMEX China Index described under "--Discontinuance of the AMEX China Index; Alteration of Method of
                                   Calculation."

                                                         PS-15
========================================================================================================================

AMEX China Closing Value.......... The closing value of the AMEX China Index or any Successor Index published at the regular weekday close of trading on any New York Trading Day.

Aluminum Performance Value........ The Aluminum Performance Value is (i) a fraction, the numerator of which will be the
                                   Final Average Aluminum Value minus the Initial Aluminum Value and the denominator of which will be the Initial Aluminum Value, times (ii) the Aluminum Basket Weighting.
                                   The Aluminum Performance Value is described by the following formula, and will be determined on the applicable final Averaging Date:

                                   (Final Average Aluminum Value - Initial Aluminum Value)  x  .16667
                                   -------------------------------------------------------
                                                   Initial Aluminum Value

Initial Aluminum Value............ 2,765.00

Final Average Aluminum Value...... The arithmetic average of the official closing cash bid prices per metric ton of
                                   High-Grade Primary Aluminum on the LME, stated in U.S. dollars, as determined by the
                                   LME and displayed on the applicable Reuters Page under the heading "LME Daily
                                   Official Prices" (each, an "Aluminum Closing Value") on each of the Averaging Dates, as calculated by the Calculation Agent on the applicable final Averaging Date, subject to the occurrence of a Market Disruption Event as described below in
                                   "--Averaging Dates and Determination of Closing Values."

Copper Performance Value.......... The Copper Performance Value is (i) a fraction, the numerator of which will be the
                                   Final Average Copper Value minus the Initial Copper Value and the denominator of which will be the Initial Copper Value, times (ii) the Copper Basket Weighting. The
                                   Copper Performance Value is described by the following formula, and will be determined on the applicable final Averaging Date:

                                   (Final Average Copper Value - Initial Copper Value)  x  . 16667
                                   ---------------------------------------------------
                                                  Initial Copper Value

Initial Copper Value.............. 7,980.00

Final Average Copper Value........ The arithmetic average of the official closing cash bid prices per metric ton of
                                   Copper-Grade A on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official
                                   Prices" (each, a "Copper Closing Value") on each of the Averaging Dates, as calculated by the Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging
                                   Dates and Determination of Closing Values."

Zinc Performance Value............ The Zinc Performance Value is (i) a fraction, the numerator of which will be the
                                   Final Average Zinc Value minus the Initial Zinc Value and the denominator of which will be the Initial Zinc Value, times (ii) the Zinc Basket Weighting. The Zinc
                                   Performance Value is described by the following formula, and will be determined on the final applicable Averaging Date:

                                                         PS-16
========================================================================================================================

                                   (Final Average Zinc Value - Initial Zinc Value)  x  . 16667
                                   -----------------------------------------------
                                            Initial Zinc Strike Value

Initial Zinc Value................ 3,452.50

Final Average Zinc Value.......... The arithmetic average of the official cash bid prices per metric ton of Special
                                   High-Grade Zinc on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official
                                   Prices" (each, a "Zinc Closing Value") on each of the Averaging Dates, as calculated by the Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging Dates and
                                   Determination of Closing Values."

Closing Values.................... The AMEX China Closing Value, the Aluminum Closing Value, the Copper Closing Value
                                   and the Zinc Closing Value, each as determined on any Averaging Date.

Averaging Dates and
  Determination of Closing
  Values.......................... With respect to each Basket Component separately, each of 23 Component Trading Days during the Averaging Period on which no Market Disruption Event occurs; provided that, if a Market Disruption Event occurs on any Averaging Date with respect to any
                                   Basket Component (a "Component Non-averaging Date"), then no Closing Value with respect to such Basket Component shall be determined for such date and the
                                   Calculation Agent will instead determine the Closing Value for such Component
                                   Non-averaging Date on the next succeeding Averaging Date for such Basket Component on which no Market Disruption Event occurs; provided further that, if five successive
                                   Component Non-averaging Dates occur, the Calculation Agent shall determine a Closing
                                   Value on the next succeeding Component Trading Day notwithstanding the occurrence of a Market Disruption Event on such Component Trading Day. If the Calculation Agent must determine a Closing Value on such Component Trading Day notwithstanding the occurrence of a Market Disruption Event, it shall do so in accordance with the third paragraph of "--Discontinuance of the AMEX China Index; Alteration of Method of
                                   Calculation" below, in the case of the AMEX China Index, and in accordance with
                                   "--Fallback Reference Dealer Determination" below, in the case of the Basket
                                   Commodities, and such Closing Value as so determined shall be the Closing Value for the purposes of each of the five preceding Component Non-averaging Dates. With respect to any Basket Component, in the event fewer than the remaining required
                                   Averaging Dates for such Basket Component remain before and including the final
                                   Averaging Date due to Market Disruption Events or otherwise, the final Averaging Date for such Basket Component will be postponed by up to five scheduled Component Trading
                                   Days, as applicable.

Averaging Period.................. The period beginning on and including October 17, 2007 to and including November 16,
                                   2007.

                                                         PS-17
========================================================================================================================

Component Trading Day............. In the case of (i) the AMEX China Index, each New York Trading day and (ii) in the case of Aluminum, Copper and Zinc, each London Trading Day.

New York Trading Day ............. A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the Chicago Board of
                                   Options Exchange and in the over-the-counter market for equity securities in the
                                   United States.

London Trading Day ............... A day, as determined by the Calculation Agent, on which trading is generally conducted on the London Stock Exchange and the LME.

Fallback Reference Dealer
  Determination................... The Calculation Agent will determine the relevant Basket Commodity Closing Value by requesting the principal office of each of the four leading dealers in the relevant
                                   Basket Commodity market, selected by the Calculation Agent, to provide a quotation for the relevant Basket Commodity Closing Value. If at least three such quotations are provided as requested, the relevant Basket Commodity Closing Value shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant Basket Commodity Closing Value shall be determined by the
                                   Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If any relevant Basket Commodity
                                   Closing Value as quoted on its respective Reuters Page is modified so that such
                                   Closing Value is a fraction of what it would have been if it had not been modified
                                   (e.g., if the per unit closing price is adjusted to account for a different per unit size), then the Calculation Agent will adjust such Closing Value in order to arrive at a Closing Value as if it had not been modified (e.g., as if such unit size had not changed).

Market Disruption Event........... Market Disruption Event means:

                                   (a)  with respect to the AMEX China Index:

                                        (i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of the AMEX China Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange;
                                        or a breakdown or failure in the price and trade reporting systems of any
                                        Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of the AMEX China
                                        Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the AMEX China Index (or the Successor Index) for more than two hours of trading or during the one-

                                                         PS-18
========================================================================================================================

                                        half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                        (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (a)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS; and

                                   (b)  with respect to any Basket Commodity:

                                        (i) any of Price Source Disruption, Trading Suspension, Disappearance of Basket
                                        Commodity Reference Price and Tax Disruption; and

                                        (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (b)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                                   For the purpose of determining whether a Market Disruption Event exists with respect to the AMEX China Index at any time, if trading in a security included in the AMEX
                                   China Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the AMEX China
                                   Index shall be based on a comparison of (x) the portion of the value of the AMEX
                                   China Index attributable to that security relative to (y) the overall value of the
                                   AMEX China Index, in each case immediately before that suspension or limitation.

                                   For the purpose of determining whether a Market Disruption Event with respect to the
                                   AMEX China Index has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3)
                                   limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A
                                   (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule
                                   80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,
                                   (4) a suspension of trading in futures or options contracts on the AMEX China Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the AMEX China Index and (5) a "suspension, absence or material

                                                         PS-19
========================================================================================================================

                                   limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the AMEX China Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange................. Relevant Exchange means:

                                   (a) with respect to the AMEX China Index, the primary exchange or market of trading for any security (or any combination thereof) then included in the AMEX China Index or any Successor Index; and

                                   (b) with respect to any Basket Commodity, the exchange or principal trading market which serves as the source of prices for such Basket Commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Book Entry Note or
  Certificated Note............... Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                   Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note............... Senior

Trustee........................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent............................. MS & Co.

Calculation Agent................. MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                   All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                   .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                                         PS-20
========================================================================================================================

                                   Because the Calculation Agent is our subsidiary, the economic interests of the
                                   Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in determining the initial values, final average values and performance values of the basket components and the basket performance factor, or whether a Market Disruption Event has occurred. See "--Market Disruption Event" and
                                   "--Adjustments to the Exchange Ratios" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Reuters Page...................... The display page so designated on the Reuters Monitor Money Rates Service ("Reuters")
                                   as designated in "--Basket Components" above or any other display page that may replace that display page on Reuters and any successor service thereto. If any
                                   Closing Value for any Basket Commodity as displayed on its respective Reuters Page is modified so that such Closing Value is a fraction of what it would have been if it had not been modified (e.g., if the Closing Value is adjusted to account for a different per unit size), then the Calculation Agent will adjust such Closing Value in order to arrive at a Closing Value as if it had not been modified (e.g., as if such unit size had not changed).

Price Source Disruption........... Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant
                                   Basket Commodity or (ii) the failure of the LME to publish the relevant price specified in this pricing supplement or (iii) the temporary or permanent discontinuance or unavailability of the Reuters Page.

Trading Suspension................ Trading Suspension means the material suspension of trading in a Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such
                                   Basket Commodity.

Disappearance of Basket
  Commodity Reference Price....... Disappearance of Basket Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in a Basket
                                   Commodity or futures contracts related to such Basket Commodity on the Relevant
                                   Exchange for such Basket Commodity or (ii) the disappearance of, or of trading in, the relevant Basket Commodity.

Tax Disruption.................... Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a
                                   Determination Date from what it would have been without that imposition, change or removal.

                                                         PS-21
========================================================================================================================

Discontinuance of the AMEX
  China Index; Alteration of
  Method of Calculation........... If AMEX discontinues publication of the AMEX China Index and AMEX or another entity
                                   (including MS & Co.) publishes a successor or substitute index that MS & Co., as the
                                   Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued AMEX China Index (such index being referred to herein as a "Successor
                                   Index"), then any subsequent AMEX China Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the New York Trading Day that any AMEX China Closing Value is to be determined.

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                   Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                   Stanley and to DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                   If AMEX discontinues publication of the AMEX China Index prior to, and such discontinuance is continuing on, any Averaging Date and MS & Co., as the Calculation
                                   Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the AMEX China Closing Value for such date and any succeeding Averaging Date(s). The AMEX China Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the
                                   AMEX China Index last in effect prior to such discontinuance, using the closing price
                                   (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the AMEX China Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the AMEX China Index may adversely affect the value of the PLUS.

                                   If at any time the method of calculating the AMEX China Index or a Successor Index, or the value thereof, is changed in a material respect, or if the AMEX China Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the AMEX
                                   China Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the AMEX China Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the AMEX China Index or such Successor Index, as the case may be, as if such changes or modifications had

                                                         PS-22
========================================================================================================================

                                   not been made, and the Calculation Agent will calculate the Final AMEX China Index
                                   Performance Value with reference to the AMEX China Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the AMEX China Index or a
                                   Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the
                                   AMEX China Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Alternate Exchange Calculation
  in Case of an Event of
  Default......................... In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the
                                   PLUS (an "Event of Default Acceleration") shall be determined by the Calculation
                                   Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Closing Values of the Basket Components for any Averaging Date(s)
                                   scheduled to occur on or after such date of acceleration were the Closing Values of the Basket Components on the date of acceleration.

                                   If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The AMEX China Index.............. We have derived all information contained in this pricing supplement regarding the
                                   AMEX China Index, which we refer to as the "Index," including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the AMEX. The Index was developed by AMEX and is calculated, maintained and published by the AMEX. We make no representation or warranty as to the accuracy or completeness of such information.

                                   The Index is a modified equal weighted index comprised of selected publicly traded stocks and American Depositary Receipts ("ADRs") of companies with significant exposure to the Chinese economy. The Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003. The Index is calculated and maintained by the AMEX. Similar to other stock indices calculated by the AMEX, the value of the Index will be disseminated every 15 seconds over the
                                   Consolidated Tape Association's Network B between the hours of approximately 9:30
                                   a.m. and 4:15 p.m.

                                   The following is a list of companies currently included in the Index as of May 23,
                                   2006, their approximate weightings in the Index as of such date and their trading symbols:

                                                         PS-23
========================================================================================================================

                                                     Company                     Weight        Ticker
                                                     -------                     ------        ------
                                     CNOOC Ltd.                                   8.34%         CEO
                                     China Telecom CP Ltd.                        8.17%         CHA
                                     Chinadotcom Corp.                            1.96%        CHINA
                                     China Mobile HGK Ltd.                       15.91%         CHL
                                     China Unicom Ltd.                            6.62%         CHU
                                     China Yuchai Intl. Lt.                       1.88%         CYD
                                     Huaneng Power International Inc.             6.53%         HNP
                                     Nam Tai Electronics                          1.98%         NTE
                                     Netease.com                                  5.64%         NTES
                                     PetroChina Co. Ltd.                         16.20%         PTR
                                     Sina Corporation                             6.59%         SINA
                                     Shanda Interactive Entertainment Ltd         6.88%         SNDA
                                     China Petroleum and Chemical Corp.           9.30%         SNP
                                     Sohu.com Inc.                                2.12%         SOHU
                                     Utstarcom Inc.                               1.88%         UTSI

                                   Eligibility Criteria for Index Components

                                   The Index includes companies whose business is focused in the People's Republic of
                                   China and are listed for trading on the New York Stock Exchange, American Stock
                                   Exchange, or quoted on the NASDAQ National Market. To be included in the Index companies must have a market capitalization greater than $75 million and have at least 1,000,000 traded volume over each of the last six months.

                                   Index Calculation

                                   The Index is calculated using a modified equal weight methodology. Each security is placed in to one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom. The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the Index. The bottom five securities are equally weighted to represent ten percent (10%) of the Index or two percent each
                                   (2%). The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the Index.

                                   Quarterly Updates to the Index

                                   Changes to the Index compositions and/or the component share weights in the Index typically take effect after the close of trading on third Friday of each calendar quarter month in connection with the quarterly index rebalance. At the time of the
                                   Index quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures. The Index is reviewed quarterly to ensure that at least 90%
                                   of the Index weight is accounted for by components that continue to represent the universe of stocks that meet the initial Index requirements. The AMEX may at any time and from time to time change the number of stocks comprising the group by adding or deleting one

                                                         PS-24
========================================================================================================================

                                   or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the Exchange's discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates. In conjunction with the quarterly review, the share weights used in the calculation of the Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described in the Index Calculation section above. The Index components and their share weights are determined on the Wednesday prior to the third
                                   Friday of March, June, September, and December. The share weight of each component stock in the Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

                                   Maintenance of the Index

                                   In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The AMEX may substitute stocks or change the number of stocks included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the
                                   Index; the Index divisor may be adjusted to ensure that there are no changes to the
                                   Index level as a result of non-market forces.

Historical Information............ The following tables set forth the published high, low and end of quarter (i) closing prices for the AMEX China Index for each calendar quarter from March 21, 2003 to May
                                   23, 2006 and (ii) official spot prices for each of the Basket Commodities for each calendar quarter from January 1, 2001 to May 23, 2006. The graphs following each
                                   Basket Component's value table set forth the historical performance of each respective Basket Component for the periods indicated. The closing value for the AMEX
                                   China Index, and the official spot prices for Aluminum, Copper and Zinc, on May 23,
                                   2006 were 122.08, 2,766.00, 7,981.00 and 3,453.00, respectively. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the
                                   Basket Components should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor at maturity will be greater than zero so that you will receive a payment in excess of the principal amount of the PLUS. Because your return is linked to the performance of the Basket at maturity, there is no guaranteed return of principal.

                                                         PS-25
========================================================================================================================

                                   If the Basket Performance Factor at maturity is less then 0%, you will lose money on your investment.

                                                          AMEX China Index
                                         Historical High, Low and Period End Closing Values
                                                March 21, 2003 through May 23, 2006

                                        AMEX China Index          High          Low         Period End
                                   -----------------------      --------     --------     --------------
                                   2003
                                   First Quarter..........       35.57         31.45          32.81
                                   Second Quarter.........       73.24         33.17          71.27
                                   Third Quarter..........       94.07         72.95          85.17
                                   Fourth Quarter.........       107.01        85.79          107.01
                                   2004
                                   First Quarter..........       117.88        99.12          101.50
                                   Second Quarter.........       105.35        82.23          96.05
                                   Third Quarter..........       94.87         83.05          94.85
                                   Fourth Quarter.........       105.15        92.01          100.77
                                   2005
                                   First Quarter..........       103.05        91.19          97.47
                                   Second Quarter.........       102.13        92.58          101.31
                                   Third Quarter..........       118.53       101.76          115.88
                                   Fourth Quarter.........       115.97       101.83          106.22
                                   2006
                                   First Quarter..........       122.73       108.13          122.66
                                   Second Quarter
                                     (through May 23,
                                     2006)...............        134.12       118.23          122.08

                                   The AMEX China Index divisor was initially determined to yield a benchmark value of
                                   100.00 at the close of trading on December 19, 2003. Historical levels prior to
                                   December 19, 2003 have been adjusted by the AMEX based on its backtesting of the component securities.

                                                         PS-26
========================================================================================================================

                                                    High-Grade Primary Aluminum
                                         Historical High, Low and Period End Closing Prices
                                                January 1, 2001 through May 23, 2006

                                            Aluminum              High          Low       Period End
                                   -----------------------     ----------   ----------   ------------
                                   2001
                                   First Quarter..........      1,737.00     1,469.00      1,469.00
                                   Second Quarter.........      1,593.00     1,437.00      1,437.00
                                   Third Quarter..........      1,452.50     1,319.50      1,319.50
                                   Fourth Quarter.........      1,430.00     1,243.00      1,335.00
                                   2002
                                   First Quarter..........      1,438.00     1,313.00      1,386.00
                                   Second Quarter.........      1,398.00     1,318.00      1,364.50
                                   Third Quarter..........      1,370.00     1,279.00      1,280.50
                                   Fourth Quarter.........      1,399.00     1,275.50      1,344.50
                                   2003
                                   First Quarter..........      1,459.00     1,340.50      1,350.00
                                   Second Quarter.........      1,440.50     1,314.50      1,389.00
                                   Third Quarter..........      1,505.00     1,378.00      1,407.50
                                   Fourth Quarter.........      1,592.50     1,415.00      1,592.50
                                   2004
                                   First Quarter..........      1,754.00     1,578.50      1,688.50
                                   Second Quarter.........      1,826.00     1,575.00      1,698.50
                                   Third Quarter..........      1,823.00     1,647.00      1,823.00
                                   Fourth Quarter.........      1,964.00     1,748.00      1,964.00
                                   2005
                                   First Quarter..........      2,031.50     1,809.00      1,973.00
                                   Second Quarter.........      1,991.00     1,694.00      1,716.00
                                   Third Quarter..........      1,909.00     1,675.00      1,857.00
                                   Fourth Quarter.........      2,289.00     1,831.00      2,285.00
                                   2006
                                   First Quarter..........      2,634.00     2,267.00      2,496.00
                                   Second Quarter
                                     (through May 23,
                                     2006)...............       3,275.00     2,462.50      2,766.00

                                                         PS-27
========================================================================================================================

                                                           Copper-Grade A
                                         Historical High, Low and Period End Closing Prices
                                                January 1, 2001 through May 23, 2006

                                             Copper               High          Low         Period End
                                   -----------------------     ----------    ----------    ------------
                                   2001
                                   First Quarter..........      1,837.00      1,664.50       1,666.00
                                   Second Quarter.........      1,730.00      1,550.50       1,550.50
                                   Third Quarter..........      1,573.00      1,403.00       1,424.00
                                   Fourth Quarter.........      1,540.50      1,319.00       1,462.00
                                   2002
                                   First Quarter..........      1,650.50      1,421.00       1,623.00
                                   Second Quarter.........      1,689.50      1,551.00       1,654.00
                                   Third Quarter..........      1,667.50      1,434.50       1,434.50
                                   Fourth Quarter.........      1,649.50      1,429.00       1,536.00
                                   2003
                                   First Quarter..........      1,728.00      1,544.50       1,587.50
                                   Second Quarter.........      1,711.50      1,564.00       1,644.00
                                   Third Quarter..........      1,824.50      1,638.00       1,794.00
                                   Fourth Quarter.........      2,321.00      1,790.50       2,321.00
                                   2004
                                   First Quarter..........      3,105.50      2,337.00       3,067.50
                                   Second Quarter.........      3,170.00      2,554.00       2,664.50
                                   Third Quarter..........      3,140.00      2,700.00       3,140.00
                                   Fourth Quarter.........      3,287.00      2,835.00       3,279.50
                                   2005
                                   First Quarter..........      3,424.50      3,072.00       3,408.00
                                   Second Quarter.........      3,670.00      3,113.00       3,597.00
                                   Third Quarter..........      3,978.00      3,444.00       3,949.00
                                   Fourth Quarter.........      4,650.00      3,905.00       4,584.50
                                   2006
                                   First Quarter..........      5,527.50      4,537.00       5,340.00
                                   Second Quarter
                                     (through May 23,
                                     2006)...............       8,788.00      5,561.00       7,981.00

                                                         PS-28
========================================================================================================================

                                                       Special High-Grade Zinc
                                          Historical High, Low and Period End Closing Prices
                                                January 1, 2001 through May 23, 2006

                                              Zinc                High          Low        Period End
                                   -----------------------     ----------    ---------    ------------
                                   2001
                                   First Quarter..........      1,053.00       977.00        977.00
                                   Second Quarter.........       988.50        870.00        870.00
                                   Third Quarter..........       869.00        767.50        782.00
                                   Fourth Quarter.........       810.50        732.50        767.50
                                   2002
                                   First Quarter..........       842.50        759.00        825.50
                                   Second Quarter.........       829.00        745.50        796.50
                                   Third Quarter..........       829.00        725.50        735.50
                                   Fourth Quarter.........       823.50        737.50        749.50
                                   2003
                                   First Quarter..........       810.50        755.00        763.00
                                   Second Quarter.........       809.00        741.00        783.50
                                   Third Quarter..........       863.00        781.00        825.00
                                   Fourth Quarter.........      1,008.00       834.00       1,008.00
                                   2004
                                   First Quarter..........      1,155.50      1,002.00      1,086.50
                                   Second Quarter.........      1,125.00       967.00        967.00
                                   Third Quarter..........      1,079.00       943.00       1,079.00
                                   Fourth Quarter.........      1,270.00      1,004.50      1,270.00
                                   2005
                                   First Quarter..........      1,430.00      1,197.50      1,349.00
                                   Second Quarter.........      1,365.50      1,216.00      1,223.00
                                   Third Quarter..........      1,439.00      1,165.00      1,411.00
                                   Fourth Quarter.........      1,915.00      1,405.00      1,915.00
                                   2006
                                   First Quarter..........      2,690.50      1,912.00      2,601.00
                                   Second Quarter
                                     (through May 23,
                                     2006)...............       3,990.00      2,710.00      3,453.00

                                                         PS-29
========================================================================================================================

Historical Graph.................. The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in "--Basket" above at
                                   May 23, 2006). The graph covers the period from March 21, 2003 through May 23, 2006.
                                   The graph does not attempt to show your expected return on an investment in the PLUS.
                                   The historical performance of the Basket and the Basket Components should not be taken as an indication of their future performance.

Use of Proceeds and Hedging....... The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or

                                                         PS-30
========================================================================================================================

                                   our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in American depositary receipts ("ADR") underlying the AMEX China Index and in futures and option contracts on the Basket Commodities. Such purchase activity could potentially have increased the values of the Basket Components, and, therefore, have increased the values at which the AMEX China Index and the Basket Commodities must close on the Averaging Dates before you will receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks or ADRs underlying the AMEX China Index, the Basket
                                   Commodities, futures or options contracts on the stocks underlying the AMEX China
                                   Index and/or Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Averaging Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Components and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                   Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                   Agent may allow a concession not in excess of $0.1625 per PLUS to other dealers, which may include Morgan Stanley DW Inc., Morgan Stanley & Co. International Limited
                                   and Bank Morgan Stanley AG. We expect to deliver the PLUS against payment therefor in
                                   New York, New York on May 26, 2006. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                   In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the
                                   Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who

                                                         PS-31
========================================================================================================================

                                   purchase in the offering. As an additional means of facilitating the offering, the
                                   Agent may bid for, and purchase, PLUS or its component stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the
                                   Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the
                                   PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The PLUS have not been and will not be registered with the Comissao de Calores
                                   Mobiliarios (The Brazilian Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                                   Chile

                                   The PLUS have not been registered with the Superintendencia de Valores y Seguros in
                                   Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying

                                                         PS-32
========================================================================================================================

                                   prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                   Hong Kong

                                   No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong
                                   Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong
                                   ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                                   Mexico

                                   The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   The Agent and each dealer represent and agree that they will not offer or sell the
                                   PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

                                   (a) an institutional investor (as defined in section 4A of the Securities and Futures
                                   Act (Chapter 289 of Singapore (the "SFA"));

                                   (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                                   (c) a person who acquires the PLUS for an aggregate consideration of not less than
                                   Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for

                                   each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                                   (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

                                                         PS-33
========================================================================================================================

License Agreement between
  AMEX and Morgan Stanley......... The AMEX and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX China Index
                                   (the "Index"), which is owned and published by the AMEX, in connection with securities, including the PLUS.

                                   The license agreement between the AMEX and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                        The AMEX China Index (CZH) ("Index") is sponsored by, and is a service mark of, the American Stock Exchange LLC (the "Exchange"). The Index is being used with the permission of the Exchange.

                                        The American Stock Exchange LLC (the "Exchange") in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the "Transaction") and the Exchange disclaims any liability to any party for any inaccuracy in the data on which the AMEX China Index (CZH)
                                        ("Index") is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

                                   "AMEX China Index (CZH)" is a service mark of AMEX and has been licensed for use by
                                   Morgan Stanley.

ERISA Matters for Pension Plans
  and Insurance Companies......... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                   and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                   "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these
                                   "prohibited transaction" rules could result in

                                                         PS-34
========================================================================================================================

                                   an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                   ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a
                                   "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of
                                   ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                   PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-35
========================================================================================================================

                                   Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation................. In the opinion of Davis Polk & Wardwell, our counsel ("Tax Counsel"), the following are the material U.S. federal tax consequences of ownership and disposition of the
                                   PLUS.

                                   This discussion only applies to initial investors in the PLUS who:

                                   o    purchase the PLUS at their "issue price"; and
                                   o    will hold the PLUS as capital assets within the meaning of Section 1221 of the
                                        Internal Revenue Code of 1986, as amended (the "Code").

                                   This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

                                   o    certain financial institutions;
                                   o    insurance companies;
                                   o    dealers in securities or foreign currencies;
                                   o    investors holding the PLUS as part of a hedge or any similar transaction;
                                   o    U.S. Holders, as defined below, whose functional currency is not the U.S.
                                        dollar;
                                   o    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
                                   o    regulated investment companies;
                                   o    real estate investment trusts;
                                   o    tax exempt entities, including an "individual retirement account" or "Roth IRA"
                                        as defined in Section 408 or 408A of the Code, respectively;
                                   o    persons subject to the alternative minimum tax;
                                   o    nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; and
                                   o    Non-U.S. Holders, as defined below, for whom income or gain in respect of the
                                        PLUS is effectively connected with a trade or business in the United States.

                                   As the law applicable to the U.S. federal income taxation of instruments such as the
                                   PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons

                                                         PS-36
========================================================================================================================

                                   considering the purchase of the PLUS are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   General

                                   The PLUS should be treated as a single financial contract that is an "open transaction" for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including alternative characterizations of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

                                   Tax Consequences to U.S. Holders

                                   As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                   o    a citizen or resident of the United States;
                                   o    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
                                   o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   The term U.S. Holder also includes certain former citizens and residents of the
                                   United States.

                                   Tax Treatment of the PLUS

                                   Assuming the characterization and treatment of the PLUS as set forth above is respected, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Tax basis. A U.S. Holder's tax basis in the PLUS would equal the amount paid by the
                                   U.S. Holder to acquire the PLUS.

                                   Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally would recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                   Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to its maturity, a U.S. Holder would generally

                                                         PS-37
========================================================================================================================

                                   recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged.
                                   This gain or loss would generally be long-term capital gain or loss if the U.S.
                                   Holder held the PLUS for more than one year at the time of disposition.

                                   Possible Alternative Tax Treatments of an Investment in the PLUS

                                   Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under
                                   Treasury regulations governing contingent payment debt instruments (the "Contingent
                                   Debt Regulations").

                                   If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                   Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the
                                   PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the
                                   U.S. federal income tax consequences of an investment in the PLUS.

                                   Backup Withholding and Information Reporting

                                   Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S.
                                   federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a

                                                         PS-38
========================================================================================================================

                                   sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                   Tax Consequences to Non-U.S. Holders

                                   This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                   o    an individual who is classified as a nonresident alien;
                                   o    a foreign corporation; or
                                   o    a foreign trust or estate.

                                   "Non-U.S. Holder" does not include a holder who is an individual present in the
                                   United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

                                   Tax Treatment upon Sale, Exchange or Settlement of the PLUS

                                   In general. Assuming the characterization and treatment of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

                                   If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to
                                   U.S. federal withholding tax, provided that:

                                   o    the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

                                   o    the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

                                   o    the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A)
                                        of the Code; and

                                   o    the certification requirement described below has been fulfilled with respect to the beneficial owner.

                                   Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an
                                   IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

                                                         PS-39
========================================================================================================================

                                   U.S. Federal Estate Tax

                                   Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes
                                   (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S.
                                   individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                   Backup Withholding and Information Reporting

                                   Information returns may be filed with the IRS in connection with the payment on the
                                   PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The certification procedures described above under "-Tax Treatment upon Sale, Exchange or Settlement of the PLUS - Certification Requirement" will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S.
                                   Holder to a refund, provided that the required information is furnished to the IRS.